SUB-ADVISORY AGREEMENT

        THIS AGREEMENT, executed this 30th day of September, 1999, and effective the 1st day of October 1999, among OpCap Advisors, a Delaware general partnership (the "Adviser"), and LSA Asset Management LLC, a Delaware limited liability company (the "Manager").

        WHEREAS, LSA Variable Series Trust, a Delaware business trust (the "Trust") has entered into an advisory agreement with the "Manager," an executed copy of which agreement shall be attached hereto as Exhibit A (the "Investment Advisory Agreement"), pursuant to which it will act as adviser to the OpCap Advisors Balanced Fund (the "Fund"), a series of the Trust. The Manager is authorized, with the approval of the Board of Trustees of the Trust (the "Board" or "Trustees" as the context requires), to retain the Adviser to provide investment advisory services to the Manager in connection with the management of the Fund.

        WHEREAS, The parties hereto wish to enter into an agreement whereby the Adviser will provide to the Manager, in connection with the management of the Fund, securities investment advisory services.

        NOW  THEREFORE,   In   consideration  of  the  mutual  covenants  herein
contained, the Manager and the Adviser agree as follows:

APPOINTMENT

(1) The Manager hereby employs the Adviser to render certain investment advisory services to the Fund as set forth herein. The Adviser hereby accepts such employment and agrees to perform such services on the terms herein set forth, and for the compensation herein provided.

SERVICES AS INVESTMENT ADVISER

(2) Subject to the supervision of the Manager and the Board, and in cooperation with any administrator appointed by the Manager (the "Administrator"), the Adviser shall furnish the Fund advice with respect to the investment and reinvestment of the assets of the Fund in accordance with the investment objectives, restrictions and limitations of the Fund, as set forth in the Trust's most recent Registration Statement.

(3) The Adviser shall provide to the Manager a copy of its Form ADV as filed with the Securities and Exchange Commission (the "Commission") and as amended from time to time and a list of the persons whom the Adviser wishes to have authorized to give written and/or oral instructions to the custodians of the assets of the Fund.

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

CUSTODIAN The Manager shall provide the Adviser with a copy of the Trust's agreement with the custodian designated to hold the assets of the Fund (the "Custodian") and any modifications thereto (the "Custody Agreement"), copies of such modifications to be provided to the Adviser a reasonable time in advance of the effectiveness of such modifications. The assets of the Fund shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). Any assets added to the Fund shall be delivered directly to the Custodian.

(4) The Adviser shall perform a monthly reconciliation of the Fund to the holdings report provided by the Trust's Custodian and bring any material or significant variances regarding holding or valuation to the attention of the Manager. The Adviser shall provide the Trust's Custodian on each business day with information relating to all transactions concerning the Trust's assets and shall provide the Manager with such information upon request of the Manager.

(5) The  Adviser  shall  manage the Fund in  compliance  with  Subchapter  M and
Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations thereunder.

(6) The Manager shall perform quarterly and annual tax compliance tests to ensure that the Fund is in compliance with Subchapter M of the Code and Section 817(h) of the Code. In connection with such compliance tests, the Manager shall prepare and provide reports to the Adviser within ten (10) business days of a calendar quarter end relating to the diversification of the Fund under Subchapter M and Section 817(h). The Adviser shall review such reports for purposes of determining compliance with such diversification requirements. If it is determined that the Fund is not in compliance with the requirements noted above, the Adviser, in consultation with the Manager, will take prompt action to bring the Fund back into compliance within the time permitted under the Code (the Adviser's "Tax Compliance Responsibilities").

(7) The Adviser shall for all purposes herein be deemed to be an independent contractor. The Adviser has no authority to act for or represent the Trust or the Fund in any way except to direct securities transactions pursuant to its investment advice hereunder. The Adviser is not an agent of the Manager, the Trust or the Fund.

(8) The Adviser shall bear all of its expenses in connection with the performance of its services under this Agreement. All other expenses to be incurred in the operation of the Fund will be borne by the Trust or the Fund.

(9) The Adviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the securities held in the Fund. The Manager shall instruct the Custodian of the Fund and other parties providing services to the Fund to promptly forward misdirected proxy materials to the Adviser.

MAINTENANCE OF BOOKS AND RECORDS

(10) The Adviser shall maintain, in compliance with the Investment Company Act of 1940, as amended (the "1940 Act"), all books and records with respect to transactions involving the assets of the Fund for which the Adviser has responsibility. In compliance with the requirements of Rule 3la-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Manager copies of any of such records upon the Fund's or the Manager's request. The Adviser further agrees to preserve, for the periods prescribed by Rule 31a-2 under the 1940 Act, the records relating to its activities hereunder required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records relating to its activities hereunder required by Rule 204-2 under the Investment Advisers Act of 1940, as amended, for the period specified in said rule. The Adviser shall provide to the Manager or the Board such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Manager or Board may reasonably request. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by Adviser on behalf of the Fund are the property of the Fund and will be surrendered promptly to the Fund or Manager on request.

COMPENSATION

(11)(a) The Manager agrees to pay the Adviser for its services to be furnished under this Agreement the fees set forth in Exhibit B attached hereto. Such fees, with respect to each calendar month after the effective date of this Agreement, shall be paid on the 20th business day after the close of each calendar month.

(11)(b) The fee for the period from the initial capitalization of the Trust to the end of the month during which such capitalization accrued shall be prorated according to the proportion that such period bears to the full monthly period.

(11)(c) In the event of termination of this Agreement on a day that is not the end of a calendar month, the payment of all fees provided for hereunder shall be prorated and reduced for sums payable for a period less than a full month.

(11)(d) For the purposes of this Section 11, the daily closing net asset values of the Fund shall be computed in the manner specified in the Trust's Registration Statement for the computation of the value of such net assets in connection with the determination of the net asset value of the Fund's shares.

SERVICES TO OTHER COMPANIES OR ACCOUNTS

(12) The services of the Adviser hereunder are not to be deemed to be exclusive, and the Adviser is free to render services to others and to engage in other activities so long as its services hereunder are not impaired thereby. The Manager has no objection to the Adviser rendering such services, provided that whenever the Trust and one or more other accounts or investment companies advised by the Adviser have available funds for investment, that suitable and appropriate investments for each will be allocated in a manner believed to be equitable to each entity. The Adviser agrees to similarly allocate opportunities to sell securities.

     Without in any way relieving the Adviser of its responsibilities hereunder, it is agreed that the Adviser may employ others to furnish factual information, economic advice and/or research, and investment recommendations, upon which its investment advice and service is furnished hereunder. Without the prior written consent of the Board and the Manager, the Adviser shall not perform its services under this Agreement through affiliated companies other than Oppenheimer Capital. The Board and the Manager recognize and agree that all services to be performed by the Adviser for the Fund may be performed by employees of Oppenheimer Capital, the parent company of the Adviser.

BROKERAGE

(13) In connection with the management of the investment and reinvestment of the assets of the Fund, the Adviser is authorized to select the brokers or dealers which will execute purchase and sale transactions for the Fund. In its selection of brokers and dealers, the Adviser is directed to use its best efforts to obtain the best available price and most favorable execution with respect to such purchases and sales of Fund securities for the Trust. Subject to this primary requirement, and maintaining as its first consideration the benefits for the Fund, and its shareholders, the Adviser shall have the right, subject to the approval of the Board and the Manager, to follow a policy of selecting brokers and dealers to furnish statistical research and other services to the Fund, the Manager, or the Adviser and, subject to the Rules of Fair Practice of the National Association of Securities Dealers, Inc., to take into account the sale of variable contracts which are invested in Trust shares in allocating to brokers and dealers purchase and sale orders for Fund securities, provided the Adviser believes that the quality of the transaction and commission are comparable to what they would be with other qualified firms.

TERMINATION OF AGREEMENT

(14) The Manager or Trustees may terminate this Agreement by sixty (60) days' written notice to the Adviser and the Adviser may terminate this Agreement by sixty (60) days' written notice to the Manager, without the payment of any penalty. Pursuant to an Order of the Commission, the Manager may engage an adviser without first obtaining approval of the investment advisory agreement by a majority of the outstanding voting securities of the Fund. This Agreement shall become effective upon its approval by the Board. The Adviser shall be without the protection accorded by shareholder approval of an investment adviser's receipt of compensation under Section 36(b) of the 1940 Act.

     This Agreement will terminate automatically upon the termination of the Investment Advisory Agreement. This Agreement will terminate automatically in the event of its assignment.

(15) This Agreement shall become effective as of the date of its execution and shall continue in effect for a period more than two years from the date of execution only so long as such continuance is specifically approved by the Trustees at the times and in the manner required by Section 15(a) and (c) of the 1940 Act and the rules thereunder.

INDEMNIFICATION

(16)(a) The Manager shall indemnify and hold harmless the Adviser, its officers and directors and each person, if any, who controls the Adviser within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act") ("Affiliates") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) ("Liabilities") arising out of any service, other than as provided in paragraph (b) of this Section 16, to be rendered under this Agreement except by reason of willful misfeasance, bad faith or gross negligence in the performance of Adviser's duties.

(16)(b) With regard to the Adviser's Tax Compliance Responsibilities as set forth in Section 6, the Manager shall not indemnify and hold harmless Adviser for any negligent conduct or for Adviser's not taking any corrective action required to be taken based on consultations with Manager.

(16)(c) The Adviser shall indemnify and hold harmless the Manager and its Affiliates and each person, if any, who controls the Manager within the meaning of Section 15 of the 1933 Act, Allstate Life Insurance Company and its
Affiliates, including their separate accounts, which may invest in the Fund (collectively, the "Life Company") against any Liabilities arising out of any service to be rendered under this Agreement with respect to the Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement, and further, with regard to the Adviser's Tax Compliance Responsibilities, shall indemnify Manager, Affiliates, and the Life Company for Liabilities resulting from Adviser's negligent conduct. The Adviser and its Affiliates will not be liable to Manager for any Liabilities relating to the failure of Manager or its Affiliates to comply with this Agreement and/or any applicable insurance laws and rules, or as a result of any error of judgment or mistake of law, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services.

MARKETING SUPPORT

(17) The Adviser or an affiliate shall provide marketing support to the Manager in connection with the sale of Trust shares and/or the sale of variable annuity and variable life insurance contracts issued by the Life Company as reasonably requested by the Manager. Such support shall include, but not necessarily be limited to, presentations by representatives of the Adviser at investment seminars, conferences and other industry meetings. Any materials utilized by the Manager which contain any information relating to the Adviser shall be submitted to the Adviser for approval prior to use, not less than five (5) business days before such approval is needed by the Manager. No such materials shall be used if the Adviser or the Manager reasonably objects in writing to such use within five (5) days after receipt of such material.

REFERENCE TO MANAGER OR LIFE COMPANY OR TRUST

(18) Any materials utilized by the Adviser or an affiliate which contain any information relating to the Manager, Life Company (including any information relating to its separate accounts or variable annuity or variable life insurance contracts) or the Trust shall be submitted to the Manager for approval prior to use, not less than five (5) business days before such approval is needed by the Adviser. No such materials shall be used if the Adviser or the Manager reasonably objects in writing to such use within five (5) days after receipt of such material.

YEAR 2000 REPRESENTATIONS

(19) Adviser agrees to take steps consistent with the standard of care it is required to exercise under the Sub-Advisory Agreement with respect to assuring that its computer systems are Year 2000 compliant. Although the Adviser agrees to be bound to exercise this standard of care, the Adviser cannot guarantee that the Fund will not suffer from disruptions or adverse results arising as a consequence of entering the Year 2000.

COMPUTER SOFTWARE REPRESENTATIONS

(20) The Adviser represents and warrants that to the best of its knowledge, the software utilized in the course of performing its services under this Agreement ("Software") (a) contains no hidden files, viruses or contaminants, (b) will not replicate, transmit, or activate itself without control of a person operating the computing equipment on which it resides, (c) will not access, alter, damage, erase, or otherwise interfere with, the Software, including, any data or computer programs without control of a person operating the computing equipment on which it resides, (d) contains no key, node lock, time-out or other function, whether implemented by electronic, mechanical or other means, which restricts or may restrict use or access to the Software without the consent of the computer user.

DEFINITIONS

(21) For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities," "affiliated companies" and "interested persons," when used herein, shall have the meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act.

GENERAL

(22) This Agreement shall be governed by the laws of Illinois.

(23) The Adviser agrees to notify the parties within a reasonable period of time regarding a material change in the membership of the Adviser.

(24) This Agreement will become binding on the parties hereto upon their execution of the Agreement.

(25) Any notice hereunder shall be deemed duly given if sent by hand, evidenced by written receipt or by certified mail, return receipt requested, to the parties at the addresses set forth below:

     If to the Adviser:                If to the Manager or the Trust:

     OpCap Advisors                    LSA Asset Management LLC
     1345 Avenue of the Americas       3100 Sanders Road
     New York, New York 10105-4800     Northbrook, Illinois  60062
     Attn:  Deborah Kaback, Esq.       Attn:  Barbara J. Whisler, Esq.

(26) This Agreement may be amended at any time by mutual consent of the parties, provided that, if required by law, such amendment shall also have been approved by a vote of a majority of the outstanding securities of the Fund and by a vote of a majority of Trustees who are not interested persons of the Fund, the Manager or the Adviser, and in person at a meeting called for the purpose of voting on such approval.

(27) If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

(28) All information and advice by the Adviser for the Fund will be treated as confidential by Manager and will not be disclosed without Adviser's prior written consent to third parties except as required by law.



LSA VARIABLE SERIES TRUST

By:     /s/ John Hunter
        ---------------
Name:   John Hunter
Title:  President


OPCAP ADVISORS

By:     /s/ James P. McCaughan
        ----------------------
Name:   James P. McCaughan
Title:  President

                                   EXHIBIT A
MANAGEMENT AGREEMENT

     Management Agreement dated October 1, 1999, between LSA Variable Series Trust, a Delaware business trust (the "Trust") and LSA Asset Management LLC, a Delaware limited liability Company, (the "Manager"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. APPOINTMENT OF MANAGER

     The Trust hereby appoints the Manager, subject to the supervision of the Trustees of the Trust and the terms of this Agreement, as the investment manager for each of the Funds of the Trust (the "Funds") specified in Schedule 1 to this Agreement as it shall be amended by the Manager and the Trust from time to time. The Manager accepts such appointment and agrees to render the services and to assume the obligations set forth in this Agreement commencing on its effective date. The Manager will be an independent contractor and will have no authority to act for or represent the Trust in any way or otherwise be deemed an agent unless expressly authorized in this Agreement or another writing by the Trust and the Manager.

2. DUTIES OF THE MANAGER

     a. Subject to the general supervision of the Trustees of the Trust and the terms of this Agreement, the Manager will at its own expense, select and contract with investment advisers ("Advisers") to manage the investments and determine the composition of the assets of the Funds; provided, that any contract with an Adviser (an "Advisory Agreement") shall be in compliance with and approved as required by the Investment Company Act of 1940, as amended ("Investment Company Act") and the performance thereunder consistent with terms of an exemptive order granted by the Securities and Exchange Commission ("SEC") permitting the Manager to employ a manager-of-managers strategy. Subject always to the direction and control of the Trustees of the Trust, the Manager will monitor compliance of each Adviser with the investment objectives and related investment policies, as set forth in the Trust's registration statement filed with the SEC, of any Fund or Funds under the management of such Adviser, and review and report to the Trustees of the Trust on the performance of such Adviser.

     b.   The Manager will furnish to the Trust the following:

          i. necessary office space in the offices of the Manager or in such other place as may be agreed upon by the parties hereto from time to time, and all necessary office facilities and equipment;

          ii. necessary office personnel, including personnel for the performance of clerical, accounting and other office functions, exclusive of those functions (a) related to the investment subadvisory services to be provided by any Adviser pursuant to an Advisory Agreement and (b) relating to other services for which the Trust has contracted with a third party;

          iii. accounting, bookkeeping, recordkeeping and related services other than services in respect of the records relating to any other services for which the Trust has contracted with a third party (including any Adviser); and

          iv. all other information and services, (other than services of counsel or independent accountants or investment subadvisory services to be provided by any Adviser under an Advisory Agreement), required in connection with the preparation of all registration statements and prospectuses, all annual, semiannual and periodic reports to shareholders of the Trust, regulatory authorities or others, all notices and proxy solicitation materials furnished to shareholders of the Trust or regulatory authorities and all tax returns.

     c. In addition to negotiating and contracting with Advisers as set forth in section (2)(a) of this Agreement and providing facilities, personnel and services as set forth in section (2)(b) at its own expense, the Manager will pay or cause to be paid:

          i. the cost of any advertising or sales literature relating solely to the Trust;

          ii. the cost of printing and mailing prospectuses to persons other than current holders of Trust shares or variable contracts funded by Trust shares; and

          iii. the compensation of all officers and Trustees of the Trust who are also directors, officers or employees of the Manager or its affiliates.

3. EXPENSES ASSUMED BY THE TRUST

     The Trust will pay all expenses of its organization, operations and business not specifically assumed or agreed to be paid by the Manager as provided in this Agreement or by an Adviser as provided in an Advisory Agreement. Without limiting the generality of the foregoing, the Trust shall pay or arrange for the payment of the following:

     a. any of the costs of printing and mailing all registration statements and prospectuses, all annual, semiannual and periodic reports to shareholders of the Trust, regulatory authorities or others, all notices and proxy solicitation materials furnished to shareholders of the Trust or regulatory authorities and all tax returns;

     b. compensation of the officers and Trustees of the Trust other than those enumerated in (2.)(c.)(iii.);

     c. registration, filing and other fees in connection with requirements of applicable state and federal regulatory authorities;

     d. the charges and expenses of the custodian appointed by the Trust for custodial services;

     e. the charges and expenses of the independent accountants retained by the Trust;

     f.   the charges and expenses of any administrative, transfer, bookkeeping,
          fund  accounting,   and  compliance  testing  services,  and  dividend
          disbursing agents appointed by the Trust;

     g. broker's commissions and issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party;

     h. taxes and corporate fees payable by the Trust to federal, state or other governmental agencies;

     i. the cost of stock certificates, if any, representing shares of the Trust;

     j. legal fees and expenses in connection with the affairs of the Trust, including registering and qualifying its shares with regulatory authorities;

     k.   association membership dues if any;

     l.   insurance premiums for fidelity and other coverage;

     m.   expenses of shareholders and Trustees' meetings;

     n.   pricing shares of the Trust's Funds;

     o.   interest on borrowings; and

     p.   litigation expenses.

4. COMPENSATION OF MANAGER

     As compensation for the services rendered and obligations assumed hereunder by the Manager, the Trust shall pay to the Manager monthly a fee that is equal on an annual basis to that percentage of the average daily net assets of each Fund set forth on Schedule 1 attached hereto, which is incorporated by reference herein (and with respect to any future Fund, such percentage as the Trust and the Manager may agree to from time to time in writing by a signed Amendment of
Schedule 1 subject to Section 13 herein). Such fee shall be computed and accrued daily. If the Manager serves as Manager for less than the whole of any period specified in this Section 4, the compensation to the Manager shall be prorated. For purposes of calculating the Manager's fee, the daily value of each Fund's net assets shall be computed by the same method as the Trust uses to compute the net asset value of that Fund. The Manager will pay all fees owing to each Adviser, and the Trust shall not be obligated to the Advisers in any manner with respect to the compensation of such Advisers. The Manager reserves the right to waive all or a part of its fee.

5. NON-EXCLUSIVITY

     The services of the Manager to the Trust are not to be deemed to be exclusive, and the Manager shall be free to render investment management or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers and employees of the Manager are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees or employees of any other firm or corporation, including other investment companies.

6. SUPPLEMENTAL ARRANGEMENTS

     The Manager may enter into arrangements with other persons affiliated with the Manager to better enable it to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Manager.

7. LIMITATION OF LIABILITY OF THE MANAGER

     a. Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager and/or any of its affiliates and the directors, officers and employees of the Manager and/or of its affiliates shall not be subject to liability to the Trust or to any holder of an interest in any Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

     b. The Trust will indemnify the Manager against, and hold it harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from acts or omissions of the Trust. Indemnification shall be made only after: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Trust was liable for the damages claimed or (ii) in the absence of such a decision, a reasonable determination based upon a review of the facts, that the Trust was liable for the damages claimed, which determination shall be made by either (a) the vote of a majority of a quorum of Trustees of the Trust who are neither "interested persons" of the Trust nor parties to the proceeding ("disinterested non-party Trustees") or (b) an independent legal counsel satisfactory to the parties hereto, whose determination shall be set forth in a written opinion. The Manager shall be entitled to advances from the Trust for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent that would be permissible under the applicable provisions of Delaware law and the Investment Company Act. The Manager shall provide to the Trust a written affirmation of its good faith belief that the standard of conduct necessary for indemnification under such law has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Manager shall provide security in form and amount acceptable to the Trust for its undertaking; (b) the Trust is insured against losses arising by reason of the advance; or (c) a majority of the independent Trustees of the Trust, or independent legal counsel in a written opinion, shall have determined, based on a review of facts readily available to the Trust at the time the advance is proposed to be made, that there is reason to believe that the Manager will ultimately be found to be entitled to indemnification.

8. LIMITATION OF TRUST'S LIABILITY.

     The Manager acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust. The Manager agrees that the Trust's obligations hereunder in any case shall be limited to the Trust and to its assets and that the Manager shall not seek satisfaction of any such obligation from the holders of the interests in any Fund nor from any Trustee, officer, employee or agent of the Trust.

9. CONFLICTS OF INTEREST

     It is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Manager as directors, officers, stockholders, or otherwise; that directors, officers, agents and stockholders of the Manager are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; that the Manager may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust and the Articles of Incorporation of the Manager, respectively, or by specific provision of applicable law.

10. REGULATION

     The Manager shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

11. DURATION AND TERMINATION OF AGREEMENT

     This Agreement shall become effective on the later of its execution or the date that it has been approved by shareholders of the Trust and/or the Board of Trustees of the Trust in the manner required by the Investment Company Act. The Agreement will continue in effect for a period of more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Trust, provided that in either such event the continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of the Agreement or any continuance of the Agreement shall be effective with respect to any Fund if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of that Fund votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the Agreement or (b) all the Funds of the Trust.

     If the shareholders of a series of any Fund fail to approve the Agreement or any continuance of the Agreement, the Manager will continue to act as investment Manager with respect to such Fund pending the required approval of the Agreement or its continuance or of a new contract with the Manager or a different Manager or other definitive action; provided, that the compensation received by the Manager in respect of such Fund during such period will be no more than its actual costs incurred in furnishing investment advisory and management services to such Fund or the amount it would have received under the Agreement in respect of such Fund, whichever is less.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to any Fund by the vote of a majority of the outstanding voting securities of the shares of such Fund, on sixty days written notice to the Manager, or by the Manager on sixty days' written notice to the Trust. This Agreement will automatically terminate, without payment of any penalty, in the event if its assignment (as defined in the Investment Company Act).

12. PROVISION OF CERTAIN INFORMATION BY MANAGER

     The Manager will promptly notify the Trust in writing of the occurrence of any of the following events:


     a. the Manager fails to be registered as an investment adviser under the Investment Advisers Act of 1940 or under the laws of any jurisdiction in which the Manager is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

     b. the Manager is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

     c. the chief executive officer or controlling stockholder of the Manager or the Fund manager of any Fund changes.

13. AMENDMENTS TO THE AGREEMENT

     This Agreement may be materially amended by the parties only if such amendment is specifically approved by the vote of a majority of the outstanding voting securities of each of the Funds affected by the amendment and by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to any Fund if a majority of the outstanding voting securities of the shares of that Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the amendment or (b) all the Funds of the Trust.

14. ENTIRE AGREEMENT

     This Agreement contains the entire understanding and agreement of the parties.

15. HEADINGS

     The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part thereof.

16. NOTICES

     All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust to the attention of its Secretary or Manager to the attention of its Secretary, in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this section.

17. SEVERABILITY

     Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

18. GOVERNING LAW

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of Delaware, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of Delaware, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

[SEAL]


LSA VARIABLE SERIES TRUST

By:     /s/ John Hunter
        ---------------
Name:   John Hunter
Title:  President


[SEAL]


OPCAP ADVISORS

By:     /s/ James P. McCaughan
        ----------------------
Name:   James P. McCaughan
Title:  President

                                   SCHEDULE 1



1. Focused Equity Fund: 0.70 of the current net assets of the Fund.

2. Growth Equity Fund: 0.85% of the current net assets of the Fund.

3. Disciplined Equity Fund: 0.75% of the current net assets of the Fund.

4. Value Equity Fund: 0.80% of the current net assets of the Fund.

5. Balanced Fund: 0.80% of the current net assets of the Fund.

6. Emerging Growth Equity Fund: 1.05% of the current net assets of the Fund.

     The Percentage Fee for each Fund shall be accrued for each calendar day and the sum of the daily fee accruals shall be payable monthly to the Manager. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in the preceding paragraph, and multiplying this product by the net assets of the Fund as determined in accordance with the Trust's prospectus and statement of additional information as of the close of business on the previous business day on which the Trust was open for business.

     If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

                                   EXHIBIT B

                           SUB-ADVISORY COMPENSATION

                          OPCAP ADVISORS BALANCED FUND

     For all services rendered by Adviser hereunder, Manager shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, monthly a fee, on an annualized basis of net assets under management, of .40% of the first $250 million and .35% in excess of $250 million.




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